UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 14, 2018 (February 9, 2018)

Inspyr Therapeutics, Inc.

(Exact name of registrant as specified in Charter)

Delaware	0001421204	20-0438951
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

31200 Via Colinas, Suite 200

Westlake Village CA 91362

(Address of Principal Executive Offices)

818-661-6302

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 9, 2018, Peter Grebow, Ph.D. and Richard Buller, Ph.D., MD, both informed the board of directors of Inspyr Therapeutics, Inc. (the “Company”) that they are resigning effective immediately as members of the Company’s board of directors. Dr. Grebow’s and Dr. Buller’s resignation from the board of directors of the Company did not result from any disagreement with the Company on matter relating to the Company’s operations, policies or practices.

On February 12, 2018, Ronald Shazer, MD, resigned as chief medical officer of the Company, effective immediately.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 14, 2018

Inspyr Therapeutics, Inc.

By:	/s/ Christopher Lowe
Christopher Lowe Chief Executive Officer